UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 14, 2005

                                BCB BANCORP, INC.
                                -----------------
               (Exact Name of Registrant as Specified in Charter)

       New Jersey                      0-50275              26-0065262
-----------------------------       -------------        -----------------
(State or Other Jurisdiction)     Commission File No.)    (I.R.S. Employer
      of Incorporation)                                   Identification No.)


104-110 Avenue C, Bayonne, New Jersey                       07002
--------------------------------------               --------------------
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:  (201) 823-0700
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
           ------------------------------------------

On December 14, 2005, the Board of Directors of BCB Bancorp, Inc. (the "Company") approved the accelerated vesting and exercisability of all unvested and unexercisable stock options granted as a part of the 2003 and 2002 Stock Option Plans of the Company held by directors, officers or employees on December 20, 2005. As a result, options to purchase 218,195 shares of common stock, which would otherwise have vested and become exercisable from time to time over the next three years, will become fully vested and immediately exercisable on December 20, 2005. The number of shares and exercise prices of the options subject to acceleration are unchanged. The accelerated options have exercise prices that range from $5.29 to $11.84 per share. The accelerated options include 194,964 options held by directors and executive officers and 23,231 options held by other employees.

The Company estimates that accelerating the vesting and exercisability of these options will eliminate approximately $808,000 of compensation expense net of income tax that would otherwise have been recorded in the Company's income statements for future periods upon its adoption as of January 1, 2006, of FASB Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      BCB BANCORP, INC.



DATE: December 19, 2005               By: /s/ Donald Mindiak
                                          ------------------------------------
                                          Donald Mindiak
                                          President and Chief Executive Officer